Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED CONSOLIDATING FINANCIAL STATEMENTS
     On December 31, 2010, Dollar Financial Corp. (“Dollar”) announced that its wholly owned subsidiary, Dollar Financial U.K. Limited (the “Company”), had completed its acquisition (the “Acquisition”) of all of the outstanding capital stock of Sefina Finance AB (“Sefina”) pursuant to a share purchase agreement dated December 2, 2010 (the “Purchase Agreement”) with NSF Nordic Special Finance AB (the “Seller”).
     Sefina, a Scandinavian pawn lending business with its headquarters in Stockholm, Sweden and a more than 125 year operating history, provides pawn loans primarily secured by gold jewelry, diamonds and watches through its 16 retail store locations in Sweden and 12 retail store locations in Finland.
     The total cash consideration for the Acquisition is approximately $91.2 million, of which approximately $59.1 million was cash paid at closing. Additionally, approximately $14.9 million of additional cash is payable in equal installments on each of March 31, 2011, June 30, 2011 and September 30, 2011. Furthermore, the Company is obligated to pay the Seller additional contingent consideration based on the financial performance of Sefina during the each of the two successive 12 month periods following the closing of the Acquisition, the aggregate amount of which the Company currently estimates to be approximately $17.2 million. As a part of the Acquisition, the Company also assumed Sefina’s existing working capital lines of credit associated with a number of Scandinavian banks, the outstanding balances on which aggregated to approximately $61.8 million as of the closing of the Acquisition, are secured primarily by the value of Sefina’s pawn pledge stock, and have average interest rates of approximately 4%.
          The following unaudited pro forma condensed consolidating financial statements are based on our historical financial statements and those of Sefina after giving effect to the Acquisition. These pro forma financial statements have been prepared applying the assumptions and adjustments described in the accompanying notes.
The unaudited pro forma condensed consolidating statements of operations data for the periods presented give effect to the Acquisition as if it had been consummated on July 1, 2009. The unaudited condensed consolidating balance sheet of Dollar as of December 31, 2010 includes the effect of the Acquisition and is presented in Dollar Financial Corp.’s Quarterly Report on Form 10-Q for the period ended December 31, 2010. Accordingly, the accompanying unaudited pro forma combined condensed financial data should be read in conjunction with the historical financial statements and the accompanying disclosures of Dollar for the six-months ended December 31, 2010, which include a discussion of the preliminary purchase price allocation. We describe the assumptions underlying the pro forma adjustments in the accompanying notes, which should also be read in conjunction with these unaudited pro forma condensed consolidating financial statements. You should also read this information in conjunction with the:
•	separate unaudited historical consolidated financial statements of Dollar Financial Corp. as of and for the six-month period ended December 31, 2010, included in the Company’s Quarterly Report on Form 10-Q for the six months ended December 31, 2010;

•	separate audited historical consolidated financial statements of Dollar Financial Corp. as of and for the fiscal year ended June 30, 2010, included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010; and

•	separate historical financial statements of Sefina as of and for the year ended December 31, 2010, filed as Exhibit 99.1 herewith.
The pro forma adjustments related to the purchase price allocation of the Acquisition are preliminary and based on information obtained to date by management, and are subject to revision as additional information becomes available as to, among other things, the fair value of acquired assets and liabilities as well as any pre-acquisition contingencies. Since these unaudited pro forma combined condensed financial statements have been prepared based on preliminary estimates of purchase consideration and fair values attributable to the Acquisition, the actual amounts recorded for the Acquisition may differ from the information presented. The estimation and allocations of purchase consideration are subject to change pending further review of the fair value of the assets acquired and liabilities assumed. Revisions to the preliminary purchase price allocation may have a significant impact on the pro forma amounts of total assets, total liabilities and stockholders’ equity, operating expense and costs, depreciation and amortization and interest expense.
          The unaudited pro forma condensed consolidating financial statements should not be considered indicative of actual results that would have been achieved had the Acquisition been consummated on the date or for the periods indicated, and do not purport to indicate consolidated balance sheet data or results of operations as of any future date or any future period.

Dollar Financial Corp.
Unaudited Pro Forma Condensed Consolidating Statement of Operations
For the Year Ended June 30, 2010
(In millions, except share and per share amounts)

	Dollar		Pro Forma		Pro Forma
	Financial Corp.	Sefina	Acquisition		Dollar
	Historical	Finance AB	(Note 2)		Financial Corp.
Revenues:
Fees from consumer lending	$319.4	$—	$—		$319.4
Check cashing	149.5	—	—		149.5
Pawn service fees and sales	19.9	29.2	—		49.1
Other	122.1	—	—		122.1

Total revenues	610.9	29.2	—		640.1

Operating expenses:
Salaries and benefits	154.0	9.2	—		163.2
Provision for loan losses	45.9	—	—		45.9
Occupancy	43.3	2.8	—		46.1
Returned checks, net and cash shortages	9.0	—	—		9.0
Bank charges and armored carrier service	13.9	—	—		13.9
Depreciation	14.3	0.5	—		14.8
Other	84.2	4.9	—		89.1

Total operating expenses	364.6	17.4	—		382.0

Operating margin	246.3	11.8	—		258.1

Corporate and other expenses:
Corporate expenses	86.8	—	—		86.8
Other depreciation and amortization	7.3	2.0	(2.0	)A	7.3
Interest expense, net	68.9	3.4	—		72.3
Provision for litigation settlements	29.1	—	—		29.1
Loss on extinguishment of debt	9.5	—	—		9.5
Unrealized foreign exchange loss	10.2	—	—		10.2
Loss on derivatives not designated as hedges	12.9	—	—		12.9
Loss on store closings	3.3	—	—		3.3
Other expense	2.1	—	—		2.1

Income before income taxes	16.2	6.4	2.0		24.6
Income tax provision	21.4	1.7	0.5	C	23.6

Net (loss) income	$(5.2)	$4.7	$1.5		$1.0
Less: Net loss attributable to non-controlling interests	(0.3)	—	—		(0.3)

Net (loss) income attributable to Dollar Financial Corp.	$(4.9)	$4.7	$1.5		$1.3

Net (loss) income per share:
Basic	$(0.14)				$0.04
Diluted	$(0.14)				$0.03

Weighed average shares outstanding
Basic	36,159,848				36,159,848
Diluted	36,159,848				37,244,438

Dollar Financial Corp.
Unaudited Pro Forma Condensed Consolidating Statement of Operations
For the Six Months Ended December 31, 2010
(In millions, except share and per share amounts)

	Dollar		Pro Forma		Pro Forma
	Financial Corp.	Sefina	Acquisition		Dollar
	Historical	Finance AB	(Note 2)		Financial Corp.
Revenues:
Fees from consumer lending	$191.3	$—	$—		$191.3
Check cashing	72.0	—	—		72.0
Pawn service fees and sales	13.5	15.9	—		29.4
Other	79.9	—	—		79.9

Total revenues	356.7	15.9	—		372.6

Operating expenses:
Salaries and benefits	83.5	5.5	—		89.0
Provision for loan losses	30.4	—	—		30.4
Occupancy	23.6	1.4	—		25.0
Returned checks, net and cash shortages	3.9	—	—		3.9
Bank charges and armored carrier service	7.7	—	—		7.7
Depreciation	7.5	0.4	—		7.9
Other	61.8	2.4	—		64.2

Total operating expenses	218.4	9.7	—		228.1

Operating margin	138.3	6.2	—		144.5

Corporate and other expenses:
Corporate expenses	49.4	—	—		49.4
Other depreciation and amortization	5.5	1.0	(1.0	)A	5.5
Interest expense, net	43.5	1.8	—		45.3
Proceeds from litigation settlements	(3.9)	—	—		(3.9)
Loss on extinguishment of debt	0.0	—	—		0.0
Unrealized foreign exchange gain	(32.4)	—	—		(32.4)
Loss on derivatives not designated as hedges	24.6	—	—		24.6
Loss on store closings	0.5	—	—		0.5
Other expense (income)	2.6	(0.1)	(0.8	)B	1.7

Income before income taxes	48.5	3.5	1.8		53.8
Income tax provision	16.6	0.9	0.5	C	18.0

Net income	$31.9	$2.6	$1.3		$35.8
Less: Net loss attributable to non-controlling interests	(0.4)	—	—		(0.4)

Net income attributable to Dollar Financial Corp.	$32.3	$2.6	$1.3		$36.2

Net income per share:
Basic	$0.89				$0.99
Diluted	$0.86				$0.96

Weighed average shares outstanding
Basic	36,440,562				36,440,562
Diluted	37,628,431				37,628,431

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATING
FINANCIAL STATEMENTS
Note 1. Basis of Pro Forma Presentation
          The unaudited pro forma consolidated financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission.
          Certain information and certain disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP) have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures provided herein are adequate to make the information presented not misleading.
          The information concerning Dollar has been derived from the audited consolidated financial statements of the Company for the year ended June 30, 2010, as included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010, and from the consolidated financial statements of the Company as of and for the six months ended December 31, 2010, as included in the Company’s Quarterly Report on Form 10-Q for the six months ended December 31, 2010. The information concerning Sefina has been derived from the internally prepared financial statements of Sefina for the twelve months ended June 30, 2010 and as of and for the six months ended December 31, 2010. Sefina’s fiscal year ends on December 31. Sefina’s historical statement of operations for the twelve months ended June 30, 2010 represent a compilation of their quarterly periods during the twelve month period ended June 30, 2010. As a result, such statement of operations includes estimates inherent in preparing interim financial statements, such estimates were based on Sefina’s actual fiscal years. Certain reclassifications have been made to Sefina’s historical statements of operations to conform to Dollar’s presentation.
          Article 11 of Regulation S-X requires that pro forma adjustments reflected in the unaudited pro forma condensed consolidated statements of operations are directly related to the transaction for which the pro forma financial information is presented and have a continuing impact on the results of operations.
Note 2. Pro Forma Adjustments
     The specific pro forma adjustments related to the Acquisition included in the unaudited pro forma consolidated financial statements are as follows:
A — To reflect the elimination of amortization expense related to Sefina’s historical customer list intangible asset.
B — To reflect the elimination of nonrecurring acquisition-related advisory and legal fees incurred by Dollar during the six months ended December 31, 2010. Nonrecurring charges that do not have a continuing impact on operations are excluded in the pro forma presentation of the condensed consolidated statement of operations.
C — To reflect the related tax impacts of the elimination of amortization expense related to Sefina’s historical customer list intangible asset and the elimination of nonrecurring acquisition-related advisory and legal fees.